                            CLAYMORE SECURITIES, INC.

                             WAIVER RELIANCE LETTER

                                                     _________ __, 2003

MBIA Capital/Claymore Managed Duration
  Investment Grade Municipal Fund
MBIA Capital/Claymore Managed Duration
  Investment Grade California Municipal Fund
MBIA Capital/Claymore Managed Duration
  Investment Grade New York Municipal Fund
113 King Street
Armonk, New York  10504


Ladies and Gentleman:

     Claymore Securities, Inc. (the "Servicing Agent") and each of MBIA Capital/Claymore Managed Duration Investment Grade Municipal Fund, MBIA Capital/Claymore Managed Duration Investment Grade New York Municipal Fund and MBIA Capital/Claymore Managed Duration Investment Grade California Municipal Fund (each a "Fund" and collectively, the "Funds") have separately entered into a Servicing Agreement, dated as of the date hereof (each, a "Servicing Agreement" and, collectively, the "Servicing Agreements"), pursuant to which the Servicing Agent has agreed to furnish certain services to each Fund on the terms and subject to the conditions of each Servicing Agreement.

     Each Servicing Agreement provides, among other things, that each Fund will pay to the Servicing Agent as full compensation for all services rendered by the Servicing Agent to such Fund under the applicable Servicing Agreement a monthly fee in arrears at an annual rate equal to .26% of the average weekly value of such Fund's Managed Assets (as defined in the applicable Servicing Agreement) (such fee being referred to herein as the "Servicing Fee"). The Servicing Agent has represented to the underwriters of each Fund's common shares that the Servicing Agent will waive receipt of certain payments that would be expenses of such Fund, as set forth below. The Servicing Agent understands that you intend to disclose this undertaking in your respective Registration Statement on Form N-2 and the prospectus included therein. This letter confirms that you may rely on such undertaking for purposes of making disclosure in your respective Registration Statement and prospectus and authorizes each of you to offset the appropriate amount of the waived payments described herein against the Servicing Fee applicable to you.

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                                        2

     For the period from the commencement of each Fund's investment operations through September 1, 2004, and for the 12 month periods ending September 1 in each indicated year during the term of the Servicing Agreement (including any continuation thereof in accordance with the Investment Company Act of 1940, as amended), the Servicing Agent will waive receipt of certain payments that would be expenses of each Fund in the amount determined by applying the following annual rates to the average weekly value of such Fund's Managed Assets:

     PERIOD ENDING [AUGUST] 31__                          WAIVER
     ---------------------------                          ------
              2004                                        .060%
              2005                                        .060%
              2006                                        .060%
              2007                                        .060%
              2008                                        .060%
              2009                                        .028%

     The Servicing Agent intends to cease to so waive receipt of payments upon the earlier of (i) September 1, 2009 or (ii) termination of the Servicing Agreement.

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                                        3

     Please acknowledge the foregoing by signing this letter in the space provided below and returning the executed copy to the Servicing Agent.

                                                    Sincerely,

                                                    CLAYMORE SECURITIES, INC.


                                                    By:
                                                       ------------------------
                                                        Name:
                                                        Title:


CONFIRMED AND ACCEPTED

MBIA CAPITAL/CLAYMORE MANAGED DURATION
INVESTMENT GRADE MUNICIPAL FUND


By:
     ------------------------
     Name:
     Title:

MBIA CAPITAL/CLAYMORE MANAGED DURATION
INVESTMENT GRADE CALIFORNIA MUNICIPAL FUND


By:
     ------------------------
     Name:
     Title:

MBIA CAPITAL/CLAYMORE MANAGED DURATION
INVESTMENT GRADE NEW YORK MUNICIPAL FUND


By:
     ------------------------
     Name:
     Title:

MBIA CAPITAL/CLAYMORE MANAGED DURATION
INVESTMENT GRADE MUNICIPAL FUND


By:
     ------------------------
     Name:
     Title: